UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 20, 2011

DUKE REALTY CORPORATION

(Exact name of registrant as specified in its charter)

Indiana	1-9044	35-1740409
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 East 96th Street

Suite 100

Indianapolis, IN 46240

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (317) 808-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On October 20, 2011, Duke Realty Limited Partnership, an Indiana limited partnership (the “Operating Partnership”), of which Duke Realty Corporation, an Indiana corporation (the “Company”) is the sole general partner, and certain of the Operating Partnership’s subsidiaries and affiliates (collectively, “Seller”), and BRE/Central Office Holdings L.L.C., a Delaware limited liability company (the “Buyer”), an affiliate of Blackstone Real Estate Partners VII, entered into a Purchase and Sale Agreement (the “Purchase Agreement”) pursuant to which the Buyer agreed to purchase all of Seller’s right, title and interest in a real estate portfolio, which constitutes substantially all of the Company’s wholly-owned suburban office real estate properties in Atlanta, Chicago, Columbus, Dallas, Minneapolis, Orlando and Tampa and consists of 82 buildings that have an aggregate of 10.1 million square feet. The purchase price, which was determined through arm’s length negotiations between the parties, will be $1.08 billion to be paid at closing in a combination of approximately $1.05 billion in cash and the assumption of approximately $30 million of mortgage debt, subject to adjustment for closing pro-rations, allocations and adjustments. As of October 20, 2011, the Buyer had paid a nonrefundable earnest money deposit of $40 million.

The closing of the transactions contemplated by the Purchase Agreement is subject to the satisfaction of certain customary closing conditions. There are no assurances that the conditions will be met or that the transaction will be consummated. The parties to the Purchase Agreement anticipate that the closing will occur on or about December 1, 2011. Neither the Operating Partnership nor the other Sellers, nor any affiliates of the Operating Partnership or other Sellers, have a material relationship with the Buyer.

Item 7.01.	Regulation FD Disclosure.

On October 20, 2011, the Company issued a press release announcing the execution of the Purchase Agreement. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated into this item 7.01 by this reference.

The information contained in this Item 7.01, including the information set forth in the Press Release attached hereto and incorporated by reference herein, is being “furnished” and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise. The information in this Item 7.01 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, or into any filing or other document pursuant to the Exchange Act, except as otherwise expressly stated in any such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
99.1	Duke Realty Corporation press release, dated October 20, 2011.*

*	The Press Release attached hereto as Exhibits 99.1 is “furnished” and not “filed,” as described in Item 7.01 of this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DUKE REALTY CORPORATION

By:	/S/ HOWARD L. FEINSAND
Howard L. Feinsand
Executive Vice President, General Counsel and Corporate Secretary

Dated: October 25, 2011